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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No.2 to the Registration Statement (Form S-3 No. 333-98095) and related Prospectus of Pharsight Corporation for the registration of 17,077,726 shares of its common stock and to the incorporation by reference therein of our report dated April 24, 2002 (except for Note 15, as to which the date is June 26, 2002), with respect to the financial statements and schedule of Pharsight Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
October 28, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS